Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:
Mark C. Layton	Todd Fromer / Garth Russell
Chief Executive Officer	Investor Relations
or Thomas J. Madden	KCSA Strategic Communications
Chief Financial Officer	(212) 896-1215 / (212) 896-1250
(972) 881-2900	tfromer@kcsa.com / grussell@kcsa.com
PFSweb Reports Second Quarter 2010 Results
- - -
Second Quarter Service Fee Revenue Increases 34% Year-over-year
- - -
PLANO, Texas, August 11, 2010 — PFSweb, Inc. (Nasdaq: PFSW), an international business process outsourcing services provider of end-to-end web commerce solutions and an online discount retailer, today announced its financial results for the second quarter and six months ended June 30, 2010.
Summary of consolidated results for the quarter ended June 30, 2010:
•	Total revenue increased to $82.5 million for the second quarter of 2010 compared to $82.3 million for second quarter of 2009;

•	Total gross margin improved to 10.9% for the second quarter of 2010 compared to 10.0% for the same period last year;

•	Adjusted EBITDA (as defined) was $1.0 million versus a loss of $0.7 million for the second quarter of 2009;

•	Net loss was $1.5 million, or $0.14 per basic and diluted share, compared to net loss of $2.5 million or $0.25 per basic and diluted share, for the second quarter of 2009;

•	Non-GAAP net loss (as defined) was $0.9 million, or $0.08 per basic and diluted share, compared to non-GAAP net loss of $2.4 million or $0.24 per basic and diluted share, for the second quarter of 2009;

•	Total cash, cash equivalents and restricted cash increased to $20.8 million as of June 30, 2010 compared to $16.9 million as of December 31, 2009.
Summary of consolidated results for the six months ended June 30, 2010:
•	Total reported revenue was $170.7 million compared to $171.3 million for the six months ended June 30, 2009;

•	Total gross margin was 10.9% compared to 11.3% for the same period last year;

•	Adjusted EBITDA was $1.9 million for both the six months ended June 30, 2010 and 2009;

•	Net loss was $2.7 million, or $0.26 per basic and diluted share, compared to net loss of $2.8 million, or $0.28 per basic and diluted share, for the six month period ended June 30, 2009;

•	Non-GAAP net loss was $2.0 million, or $0.19 per basic and diluted share, compared to non-GAAP net loss of $2.5 million, or $0.25 per basic and diluted share, for the same period last year.
Mark Layton, Chairman and Chief Executive Officer of PFSweb, stated, “Our financial results for the second quarter of 2010 benefited from strong momentum in our Service Fee segment as the result of the ramp up of several new client relationships that have been implemented over the past year, offsetting lower revenue from the Supplies Distributors and eCOST.com businesses. While total consolidated revenue for the 2010 second quarter only increased slightly year-over-year, our Service Fee business, which provides significantly higher gross margins than our other business units, generated 34% more revenue than the prior year quarter. This increase in higher margin Service Fee business activity, combined with a reduction in our SG&A costs, resulted in an approximately $1.7 million improvement in Adjusted EBITDA as compared to the second quarter of 2009.
“We are encouraged by the continuing growth in our End2End eCommerce solution. During the past several months, we successfully launched two new high profile eCommerce sites and we continue to experience a very active new business pipeline. As a result, we now have more than 10 active End2End eCommerce programs with our clients and are queued up for several new sites expected to launch in the coming months. The feedback we have received for our End2End solution continues to be overwhelmingly positive, and we believe this solution has truly elevated our position within the industry.
“During the quarter, we strengthened our balance sheet by raising net proceeds of approximately $7.3 million through a public offering of 2.3 million shares of common stock at a price of $3.50 per share. This capital provides us with increased flexibility to manage our businesses and planned growth,” Mr. Layton continued.
Summary of results by business segment:
Service Fee Business:
For the second quarter of 2010, Service Fee revenue was $16.6 million, compared with $12.4 million for the same period in 2009. The Service Fee business reported Adjusted EBITDA of $0.5 million for the second quarter of 2010, compared to an Adjusted EBITDA loss of $1.3 million for the same period last year.
For the six months ended June 30, 2010, Service Fee revenue was $32.5 million, compared with $29.5 million for the same period in 2009. Adjusted EBITDA for the Service Fee business was $0.7 million for the six month period of 2010, compared to $0.3 million for the six month period in 2009.
Mike Willoughby, President of PFSweb’s Services division, commented, “Our Service Fee business experienced significant growth in the second quarter compared to the same period last year, which marked our low point following the non-renewal of a large client agreement with a U.S. government agency. The rate at which we have been able to recapture revenue over the past year speaks directly to the strength of our business and quality of services. Most importantly, during this time we have signed multiple new client agreements that offer a much more diversified revenue base.
“In just the past several months, we launched and ramped up two prominent client programs using our End2End eCommerce Solution. The first was a co-branded solution for the Carter’s and OshKosh B’gosh brands, which launched in late-March; and the second was the highly anticipated P&G eStore through our alliance with Procter and Gamble, which launched in late-May. In addition, we also announced a couple of new European client agreements, including an End2End eCommerce agreement with Havaianas, the iconic Brazilian brand of flip-flop; and a partnership with Baby Boum for a business-to-business distribution solution throughout Europe.
“We are very excited about the momentum in our services business as a result of our End2End eCommerce solution, which continues to impress clients and industry professionals alike. This momentum is particularly strong in several rapidly evolving market segments, including the fashion, apparel and accessories, beauty and fragrance, and consumer packaged goods segments. As previously announced, in May 2010, we signed a new End2End eCommerce agreement with a leading fragrance and beauty company. As we look forward to the rest of 2010 and beyond, we continue to maintain a robust pipeline of potential new contracts,” continued Mr. Willoughby.
Supplies Distributors Business:
For the second quarter of 2010, Supplies Distributors revenue was $43.5 million, compared to $45.3 million for the same period last year. Adjusted EBITDA was $0.9 million for the second quarter of 2010, compared to $1.0 million for the same period last year.
For the six months ended June 30, 2010, Supplies Distributors revenue was $89.1 million, compared to $90.6 million for the same period last year. Adjusted EBITDA was $1.9 million for the six month period in 2010, compared to $2.4 million for the six month period in 2009.
eCOST.com Business:
For the second quarter of 2010, eCOST.com revenue was $16.2 million, compared to $20.3 million for the same period in 2009. Adjusted EBITDA for eCOST.com was a loss of $0.4 million in both the second quarter of 2010 and 2009.
For the six months ended June 30, 2010, eCOST.com revenue was $36.3 million, compared to $41.2 million for the same period in 2009. Adjusted EBITDA for eCOST.com in the six month period ended June 30, 2010 improved to a loss of $0.6 million, as compared to a loss of $0.8 million for the same period last year.
“During the second quarter of 2010, our sales and marketing program for the eCOST.com business was negatively impacted by ever evolving email filtering algorithms being deployed by several internet/email service providers (ISP’s). This action has resulted in limiting our ability to effectively advertise to a portion of our customers over the past quarter. Because we have relied primarily on email marketing, and the resulting viral impact of our emails, to generate visitor traffic, the lack of its effectiveness resulted in a decline in revenue this quarter. We are working to adjust our marketing strategy to overcome this new challenge in the most efficient and cost effective manner possible. eCOST.com’s results for the second quarter of 2010 were also negatively impacted by $0.3 million of costs applicable to a vendor settlement and other legal matters,” concluded Mr. Layton.
Conference Call Information
Management will host a conference call at 10:00 am Central Time (11:00 am Eastern Time) on Wednesday, August 11, 2010, to discuss the latest corporate developments and results. To listen to the call, please dial (888) 562-3356 and enter the pin number (92783977) at least five minutes before the scheduled start time. Investors can also access the call in a “listen only” mode via the Internet at the

Company’s website, www.pfsweb.com. Please allow extra time prior to the call to visit the site and download any necessary audio software.
A digital replay of the conference call will be available through September 11, 2010 at (800) 642-1687, pin number (92783977). The replay also will be available at the Company’s website for a limited time.
Non-GAAP Financial Measures
This news release may contain certain non-GAAP measures, including non-GAAP net income (loss), Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”) and Adjusted EBITDA.
Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, amortization of identifiable intangible assets, the impairment of goodwill and identifiable intangible assets, if any, and vendor settlement and other legal matter costs.
EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, impairment of goodwill and identifiable intangible assets, if any, and vendor settlement and other legal matter costs.
Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, amortization of intangible assets, impairment of goodwill and intangible assets, if any, and vendor settlement and other legal matter costs and EBITDA and Adjusted EBITDA further eliminate the effect of financing, income taxes, and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance.
PFSweb believes these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.
About PFSweb Inc.
PFSweb develops and deploys comprehensive end-to-end eCommerce solutions for Fortune 1000, Global 2000 and brand name companies, including interactive marketing services, global fulfillment and logistics and high-touch customer care. The company serves a multitude of industries and company types, including such clients as P&G, Carter’s, LEGO, AAFES, Riverbed, InfoPrint Solutions Company, Hawker Beechcraft Corp., Roots Canada Ltd. and Xerox.
Through its wholly owned eCOST.com subsidiary, PFSweb also serves as a leading multi-category online discount retailer of high-quality new, “close-out” and manufacturer recertified brand-name merchandise for consumers and small to medium size business buyers. The eCOST.com brand markets approximately 270,000 different products from leading manufacturers such as Sony, Hewlett-Packard, Denon, JVC, Canon, Nikon, Panasonic, Toshiba, Microsoft, Garmin, Braun, Sharp, Cuisinart, Bissell and Hoover primarily over the Internet and through direct marketing.

To find out more about PFSweb, Inc. (NASDAQ: PFSW), visit the company’s websites at http://www.pfsweb.com and http://www.ecost.com.
The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2009 and Quarterly Report on Form 10-Q for the three months ended March 31, 2010 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.
(Tables Follow)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations (A)
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Product revenue, net	$59,711	$65,546	$125,358	$131,809
Service fee revenue	16,567	12,367	32,546	29,486
Pass-thru revenue	6,186	4,417	12,820	9,972

Total revenues	82,464	82,330	170,724	171,267

COSTS OF REVENUES:
Cost of product revenue	55,282	60,303	115,904	121,134
Cost of service fee revenue	11,987	9,414	23,441	20,733
Cost of pass-thru revenue	6,186	4,417	12,820	9,972

Total costs of revenues	73,455	74,134	152,165	151,839

Gross profit	9,009	8,196	18,559	19,428
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	10,190	10,670	20,560	21,363

Loss from operations	(1,181)	(2,474)	(2,001)	(1,935)
INTEREST EXPENSE, NET	237	321	499	678

Income (loss) before income taxes	(1,418)	(2,795)	(2,500)	(2,613)
INCOME TAX EXPENSE (BENEFIT)	77	(266)	204	164

NET LOSS	$(1,495)	$(2,529)	$(2,704)	$(2,777)

NON-GAAP NET LOSS	$(915)	$(2,393)	$(1,993)	$(2,512)

NET LOSS PER SHARE:
Basic and Diluted	$(0.14)	$(0.25)	$(0.26)	$(0.28)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic and Diluted	10,796	9,927	10,369	9,925

EBITDA	$479	$(851)	$1,294	$1,716

ADJUSTED EBITDA	$1,024	$(742)	$1,935	$1,928

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2009.

PFSweb, Inc. and Subsidiaries
Reconciliation of Certain Non-GAAP Items to GAAP
(In Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
NET LOSS	$(1,495)	$(2,529)	$(2,704)	$(2,777)
Income tax expense (benefit)	77	(266)	204	164
Interest expense	237	321	499	678
Depreciation and amortization	1,660	1,623	3,295	3,651

EBITDA	$479	$(851)	$1,294	$1,716
Stock-based compensation	262	109	358	212
Vendor settlement and other legal matters	283	—	283	—

ADJUSTED EBITDA	$1,024	$(742)	$1,935	$1,928

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

NET LOSS	$(1,495)	$(2,529)	$(2,704)	$(2,777)
Stock-based compensation	262	109	358	212
Amortization of identifiable intangible assets	35	27	70	53
Vendor settlement and other legal matters	283	—	283	—

NON-GAAP NET LOSS	$(915)	$(2,393)	$(1,993)	$(2,512)

NET LOSS PER SHARE:
Basic and Diluted	$(0.14)	$(0.25)	$(0.26)	$(0.28)

NON-GAAP NET LOSS Per Share:
Basic and Diluted	$(0.08)	$(0.24)	$(0.19)	$(0.25)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	June 30,	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,410	$14,812
Restricted cash	1,410	2,096
Accounts receivable, net of allowance for doubtful accounts of $901 and
$973 at June 30, 2010 and December 31, 2009, respectively	35,456	39,861
Inventories, net of reserves of $2,003 and $2,016 at June 30, 2010 and
December 31, 2009, respectively	35,353	37,949
Other receivables	11,881	11,605
Prepaid expenses and other current assets	4,004	4,170

Total current assets	107,514	110,493

PROPERTY AND EQUIPMENT, net	9,214	10,314
IDENTIFIABLE INTANGIBLES	726	805
GOODWILL	3,602	3,602
OTHER ASSETS	2,084	2,555

Total assets	123,140	127,769

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$17,362	$19,179
Trade accounts payable	47,383	53,642
Deferred revenue	5,235	5,164
Accrued expenses	15,439	13,180

Total current liabilities	85,419	91,165

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,263	3,348
OTHER LIABILITIES	3,606	3,903

Total liabilities	90,288	98,416

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 37,300,000 shares authorized; 12,254,957 and 9,952,164 shares issued at June 30, 2010 and December 31, 2009, respectively; and 12,236,596 and 9,933,803 outstanding as of June 30, 2010 and December 31, 2009, respectively	12	10
Additional paid-in capital	100,793	93,152
Accumulated deficit	(68,667)	(65,963)
Accumulated other comprehensive income	799	2,239
Treasury stock at cost, 18,361 shares	(85)	(85)

Total shareholders’ equity	32,852	29,353

Total liabilities and shareholders’ equity	$123,140	$127,769

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2010
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$43,548	$16,163	$—	$59,711
Service fee revenue	16,567	—	—	—	16,567
Service fee revenue — affiliate	1,738	—	—	(1,738)	—
Pass-thru revenue	6,202	—	—	(16)	6,186

Total revenues	24,507	43,548	16,163	(1,754)	82,464

COSTS OF REVENUES:
Cost of product revenue	—	40,528	14,754	—	55,282
Cost of service fee revenue	12,572	—	—	(585)	11,987
Cost of pass-thru revenue	6,202	—	—	(16)	6,186

Total costs of revenues	18,774	40,528	14,754	(601)	73,455

Gross profit	5,733	3,020	1,409	(1,153)	9,009
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,013	2,153	2,177	(1,153)	10,190

Income (loss) from operations	(1,280)	867	(768)	—	(1,181)
INTEREST EXPENSE (INCOME), NET	(59)	293	3	—	237

Income (loss) before income taxes	(1,221)	574	(771)	—	(1,418)
INCOME TAX PROVISION (BENEFIT)	(146)	196	27	—	77

NET INCOME (LOSS)	$(1,075)	$378	$(798)	$—	$(1,495)

NON-GAAP NET INCOME (LOSS)	$(813)	$378	$(480)	$—	$(915)

EBITDA	$277	$874	$(672)	$—	$479

ADJUSTED EBITDA	$539	$874	$(389)	$—	$1,024

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(1,075)	$378	$(798)	$—	$(1,495)
Income tax expense (benefit)	(146)	196	27	—	77
Interest expense (income)	(59)	293	3	—	237
Depreciation and amortization	1,557	7	96	—	1,660

EBITDA	$277	$874	$(672)	$—	$479
Stock-based compensation	262	—	—	—	262
Vendor settlement and other legal matters	—	—	283	—	283

ADJUSTED EBITDA	$539	$874	$(389)	$—	$1,024

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(1,075)	$378	$(798)	$—	$(1,495)
Stock-based compensation	262	—	—	—	262
Amortization of intangible assets	—	—	35	—	35
Vendor settlement and other legal matters	—	—	283	—	283

NON-GAAP NET INCOME (LOSS)	$(813)	$378	$(480)	$—	$(915)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2010
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$89,050	$36,308	$—	$125,358
Service fee revenue	32,546	—	—	—	32,546
Service fee revenue — affiliate	3,438	—	—	(3,438)	—
Pass-thru revenue	12,839	—	—	(19)	12,820

Total revenues	48,823	89,050	36,308	(3,457)	170,724

COSTS OF REVENUES:
Cost of product revenue	—	82,806	33,098	—	115,904
Cost of service fee revenue	24,672	—	—	(1,231)	23,441
Cost of pass-thru revenue	12,839	—	—	(19)	12,820

Total costs of revenues	37,511	82,806	33,098	(1,250)	152,165

Gross profit	11,312	6,244	3,210	(2,207)	18,559
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,071	4,364	4,332	(2,207)	20,560

Income (loss) from operations	(2,759)	1,880	(1,122)	—	(2,001)
INTEREST EXPENSE (INCOME), NET	(115)	603	11	—	499

Income (loss) before income taxes	(2,644)	1,277	(1,133)	—	(2,500)
INCOME TAX PROVISION (BENEFIT)	(282)	452	34	—	204

NET INCOME (LOSS)	$(2,362)	$825	$(1,167)	$—	$(2,704)

NON-GAAP NET INCOME (LOSS)	$(2,004)	$825	$(814)	$—	$(1,993)

EBITDA	$328	$1,894	$(928)	$—	$1,294

ADJUSTED EBITDA	$686	$1,894	$(645)	$—	$1,935

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(2,362)	$825	$(1,167)	$—	$(2,704)
Income tax expense (benefit)	(282)	452	34	—	204
Interest expense (income)	(115)	603	11	—	499
Depreciation and amortization	3,087	14	194	—	3,295

EBITDA	$328	$1,894	$(928)	$—	$1,294
Stock-based compensation	358	—	—	—	358
Vendor settlement and other legal matters	—	—	283	—	283

ADJUSTED EBITDA	$686	$1,894	$(645)	$—	$1,935

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(2,362)	$825	$(1,167)	$—	$(2,704)
Stock-based compensation	358	—	—	—	358
Amortization of intangible assets	—	—	70	—	70
Vendor settlement and other legal matters	—	—	283	—	283

NON-GAAP NET INCOME (LOSS)	$(2,004)	$825	$(814)	$—	$(1,993)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of June 30, 2010
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,614	$2,656	$140	$—	$19,410
Restricted cash	776	515	119	—	1,410
Accounts receivable, net	16,459	17,830	1,509	(342)	35,456
Inventories, net	—	30,669	4,684	—	35,353
Other receivables	—	11,144	737	—	11,881
Prepaid expenses and other current assets	2,398	1,515	91	—	4,004

Total current assets	36,247	64,329	7,280	(342)	107,514

PROPERTY AND EQUIPMENT, net	8,922	33	259	—	9,214
NOTES RECEIVABLE FROM AFFILIATES	21,195	—	—	(21,195)	—
INVESTMENT IN AFFILIATES	(3,200)	—	—	3,200	—
IDENTIFIABLE INTANGIBLES	357	—	369	—	726
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	1,871	—	213	—	2,084

Total assets	65,392	64,362	11,723	(18,337)	123,140

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$7,287	$10,040	$35	$—	$17,362
Trade accounts payable	4,611	37,468	5,646	(342)	47,383
Deferred revenue	4,342	—	893	—	5,235
Accrued expenses	9,251	5,192	996	—	15,439

Total current liabilities	25,491	52,700	7,570	(342)	85,419

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	1,158	—	105	—	1,263
NOTES PAYABLE TO AFFILIATES	—	4,255	16,940	(21,195)	—
OTHER LIABILITIES	3,606	—	—	—	3,606

Total liabilities	30,255	56,955	24,615	(21,537)	90,288

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	12	—	19	(19)	12
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	100,793	—	28,059	(28,059)	100,793
Retained earnings (accumulated deficit)	(66,365)	4,676	(40,972)	33,994	(68,667)
Accumulated other comprehensive income	782	1,731	2	(1,716)	799
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	35,137	7,407	(12,892)	3,200	32,852

Total liabilities and shareholders’ equity	$65,392	$64,362	$11,723	$(18,337)	$123,140

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Three Months Ended June 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$45,269	$20,277	$—	$65,546
Service fee revenue	12,367	—	—	—	12,367
Service fee revenue — affiliate	1,736	—	—	(1,736)	—
Pass-thru revenue	4,451	—	—	(34)	4,417

Total revenues	18,554	45,269	20,277	(1,770)	82,330

COSTS OF REVENUES:
Cost of product revenue	—	41,984	18,319	—	60,303
Cost of service fee revenue	10,052	—	—	(638)	9,414
Cost of pass-thru revenue	4,451	—	—	(34)	4,417

Total costs of revenues	14,503	41,984	18,319	(672)	74,134

Gross profit	4,051	3,285	1,958	(1,098)	8,196
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	7,033	2,304	2,431	(1,098)	10,670

Income (loss) from operations	(2,982)	981	(473)	—	(2,474)
INTEREST EXPENSE (INCOME), NET	(59)	377	3	—	321

Income (loss) before income taxes	(2,923)	604	(476)	—	(2,795)
INCOME TAX PROVISION (BENEFIT)	(62)	(213)	9	—	(266)

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)

NON-GAAP NET INCOME (LOSS)	$(2,752)	$817	$(458)	$—	$(2,393)

EBITDA	$(1,452)	$989	$(388)	$—	$(851)

ADJUSTED EBITDA	$(1,343)	$989	$(388)	$—	$(742)

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)
Income tax expense (benefit)	(62)	(213)	9	—	(266)
Interest expense (income)	(59)	377	3	—	321
Depreciation and amortization	1,530	8	85	—	1,623

EBITDA	$(1,452)	$989	$(388)	$—	$(851)
Stock-based compensation	109	—	—	—	109

ADJUSTED EBITDA	$(1,343)	$989	$(388)	$—	$(742)

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(2,861)	$817	$(485)	$—	$(2,529)
Stock-based compensation	109	—	—	—	109
Amortization of intangible assets	—	—	27	—	27

NON-GAAP NET INCOME (LOSS)	$(2,752)	$817	$(458)	$—	$(2,393)

PFSweb, Inc. and Subsidiaries
Unaudited Consolidating Statements of Operations
For the Six Months Ended June 30, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$90,600	$41,209	$—	$131,809
Service fee revenue	29,486	—	—	—	29,486
Service fee revenue — affiliate	3,795	—	—	(3,795)	—
Pass-thru revenue	10,037	—	—	(65)	9,972

Total revenues	43,318	90,600	41,209	(3,860)	171,267

COSTS OF REVENUES:
Cost of product revenue	—	83,934	37,200	—	121,134
Cost of service fee revenue	22,016	—	—	(1,283)	20,733
Cost of pass-thru revenue	10,037	—	—	(65)	9,972

Total costs of revenues	32,053	83,934	37,200	(1,348)	151,839

Gross profit	11,265	6,666	4,009	(2,512)	19,428
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	14,650	4,268	4,957	(2,512)	21,363

Income (loss) from operations	(3,385)	2,398	(948)	—	(1,935)
INTEREST EXPENSE (INCOME), NET	(82)	754	6	—	678

Income (loss) before income taxes	(3,303)	1,644	(954)	—	(2,613)
INCOME TAX PROVISION (BENEFIT)	(114)	269	9	—	164

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)

NON-GAAP NET INCOME (LOSS)	$(2,977)	$1,375	$(910)	$—	$(2,512)

EBITDA	$80	$2,416	$(780)	$—	$1,716

ADJUSTED EBITDA	$292	$2,416	$(780)	$—	$1,928

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)
Income tax expense (benefit)	(114)	269	9	—	164
Interest expense (income)	(82)	754	6	—	678
Depreciation and amortization	3,465	18	168	—	3,651

EBITDA	$80	$2,416	$(780)	$—	$1,716
Stock-based compensation	212	—	—	—	212

ADJUSTED EBITDA	$292	$2,416	$(780)	$—	$1,928

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:

NET INCOME (LOSS)	$(3,189)	$1,375	$(963)	$—	$(2,777)
Stock-based compensation	212	—	—	—	212
Amortization of intangible assets	—	—	53	—	53

NON-GAAP NET INCOME (LOSS)	$(2,977)	$1,375	$(910)	$—	$(2,512)

PFSweb, Inc. and Subsidiaries
Unaudited Condensed Consolidating Balance Sheets
as of December 31, 2009
(In Thousands)

		Supplies
	PFSweb	Distributors	eCOST	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,698	$2,628	$2,486	$—	$14,812
Restricted cash	732	1,137	227	—	2,096
Accounts receivable, net	19,499	18,764	1,719	(121)	39,861
Inventories, net	—	33,577	4,372	—	37,949
Other receivables	49	11,556	—	—	11,605
Prepaid expenses and other current assets	2,515	1,575	80	—	4,170

Total current assets	32,493	69,237	8,884	(121)	110,493

PROPERTY AND EQUIPMENT, net	9,900	54	360	—	10,314
NOTES RECEIVABLE FROM AFFILIATES	20,845	—	—	(20,845)	—
INVESTMENT IN AFFILIATES	(149)	—	—	149	—
IDENTIFIABLE INTANGIBLES	383	—	422	—	805
GOODWILL	—	—	3,602	—	3,602
OTHER ASSETS	2,244	—	311	—	2,555

Total assets	65,716	69,291	13,579	(20,817)	127,769

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$8,770	$10,374	$35	$—	$19,179
Trade accounts payable	8,396	38,753	6,614	(121)	53,642
Deferred revenue	3,948	—	1,216	—	5,164
Accrued expenses	7,046	4,701	1,433	—	13,180

Total current liabilities	28,160	53,828	9,298	(121)	91,165

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	3,208	—	140	—	3,348
NOTES PAYABLE TO AFFILIATES	—	5,005	15,840	(20,845)	—
OTHER LIABILITIES	3,880	—	23	—	3,903

Total liabilities	35,248	58,833	25,301	(20,966)	98,416

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Common stock	10	—	19	(19)	10
Capital contributions	—	1,000	—	(1,000)	—
Additional paid-in capital	93,152	—	28,059	(28,059)	93,152
Retained earnings (accumulated deficit)	(64,828)	6,781	(39,805)	31,889	(65,963)
Accumulated other comprehensive income	2,219	2,677	5	(2,662)	2,239
Treasury stock	(85)	—	—	—	(85)

Total shareholders’ equity	30,468	10,458	(11,722)	149	29,353

Total liabilities and shareholders’ equity	$65,716	$69,291	$13,579	$(20,817)	$127,769

eCOST.com, Inc.
Selected Operating Data

	Three Months Ended
	June 30,
	2010	2009

Total Customers (1)	2,140,312	1,969,610

Active Customers (2)	142,387	222,095

New Customers (3)	30,192	49,192

Number of Orders (4)	66,778	96,186

Average Order Value (5)	$216	$203

Advertising Expense (6)	$201,515	$218,943

Cost to Acquire a New Customer (7)	$6.67	$4.44

(1)	Total customers have been calculated as the cumulative number of customers for which orders have been taken from eCOST.com’s inception to the end of the reported period.

(2)	Active customers consist of the approximate number of customers who placed orders during the 12 months prior to the end of the reported period.

(3)	New Customers represent the number of persons that established a new account and placed an order during the reported period.

(4)	Number of orders represents the total number of orders shipped during the reported period (not reflecting returns).

(5)	Average order value has been calculated as gross sales divided by the total number of orders during the period presented. The impact of returns is not reflected in average order value.

(6)	Advertising expense includes the total dollars spent on advertising during the reported period, including internet, direct mail, print and e-mail advertising, as well as customer list enhancement services.

(7)	Catalog expense of $0 and $303 was not included in the 2010 and 2009 calculation, respectively, as it is used for retention and not acquisition.
# # #